Exhibit 99.1

CERTIFICATION OF ROBERT J. READY

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to
>§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of LSI Industries Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003 (the “Report”), I, Robert J. Ready, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert J. Ready
Robert J. Ready
Chairman of the Board,
Chief Executive Officer
and President

May 9, 2003

A signed original of this written statement required by Section 906 has been provided to LSI Industries Inc. and will be retained by LSI Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.